Exhibit 23.1

BK Associates, Inc.

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 · Fax (516) 365-6287

July 11, 2003

CONSENT OF BK ASSOCIATES, INC.

We hereby consent to the reference to us appearing in Note 14 to Morgan Stanley’s condensed consolidated financial statements included in Item 1 of Morgan Stanley’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2003 and to the incorporation by reference of that reference in the following Registration Statements of Morgan Stanley:

Filed on Form S-3:	Filed on Form S-8:

Registration Statement No. 33-57202	Registration Statement No. 33-62374
Registration Statement No. 33-60734	Registration Statement No. 33-62374
Registration Statement No. 33-89748	Registration Statement No. 33-63024
Registration Statement No. 33-92172	Registration Statement No. 33-63026
Registration Statement No. 333-07947	Registration Statement No. 33-78038
Registration Statement No. 333-22409	Registration Statement No. 33-79516
Registration Statement No. 333-27881	Registration Statement No. 33-82240
Registration Statement No. 333-27893	Registration Statement No. 33-82242
Registration Statement No. 333-27919	Registration Statement No. 33-82244
Registration Statement No. 333-46403	Registration Statement No. 333-04212
Registration Statement No. 333-46935	Registration Statement No. 333-28141
Registration Statement No. 333-76111	Registration Statement No. 333-25003
Registration Statement No. 333-75289	Registration Statement No. 333-28263
Registration Statement No. 333-34392	Registration Statement No. 333-62869
Registration Statement No. 333-47576	Registration Statement No. 333-78081
Registration Statement No. 333-83616	Registration Statement No. 333-95303
Registration Statement No. 333-106789	Registration Statement No. 333-55972
Registration Statement No. 333-85148
Registration Statement No. 333-85150

Filed on Form S-4:

Registration Statement No. 333-25003

BK ASSOCIATES, INC.

John F. Keitz
President
ISTAT Senior Certified Appraiser